UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2023

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville,, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2023, Genesco Inc. (the “Company”) announced the upcoming retirement of Mario Gallione, President of Journeys and Senior Vice President, with an expected effective date of February 3, 2024. As of August 31, 2023, Mr. Gallione will serve as President Emeritus of Journeys until the end of the Company’s current fiscal year ending on February 3, 2024 and from February 4, 2024 to June 28, 2024 (the “Consulting Period”), Mr. Gallione will serve as a consultant to the Company.

In connection with his retirement, Mr. Gallione has entered into a letter agreement with the Company (the “Agreement”) whereby Mr. Gallione will provide certain services to the Company. In exchange for such services, and conditioned upon Mr. Gallione’s execution of a general release of claims against the Company and agreement to certain customary restrictive covenants, pursuant to the Agreement: (i) Mr. Gallione will continue to receive his current monthly salary of $42,500 per month through October 28, 2023 and a monthly salary of $12,500 from October 29, 2023 to February 3, 2024; (ii) during the Consulting Period, Mr. Gallione will receive a per diem amount of $1,000 per day based on days worked; (iii) the Company will provide to Mr. Gallione through February 3, 2024 employee and fringe benefits under any and all employee benefits plans and programs which are made available to the Company’s executive officers and in which Mr. Gallione participated prior to August 31, 2023 and remains eligible following August 31, 2023; and (iv) Mr. Gallione will be eligible to continue his healthcare coverage through the Company’s Early Retiree Medical Plan until the age of 65. Mr. Gallione will not be entitled to receive any awards under the Company’s equity incentive plans, but all equity awards previously granted to Mr. Gallione will continue to vest in accordance with their terms through the end of the Consulting Period. Further, Mr. Gallione will be entitled to continue his participation in the Fourth Amended and Restated EVA Incentive Compensation Plan (the “EVA Plan”) for the Company’s current fiscal year, and any bonus earned by Mr. Gallione thereunder will be paid when bonuses are paid to other executives of the Company pursuant to the EVA Plan for the Company’s current fiscal year.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement.

A press release by the Company announcing the events discussed in this Item 5.02 is filed as Exhibit 99.1 hereto and incorporated herein by reference

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number Description

10.1 Letter Agreement dated August 30, 2023, by and between the Company and Mario Gallione.

99.1 Press Release dated August 30, 2023, issued by Genesco Inc.

104 Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESCO INC.

Date:	August 30, 2023	By:	/s/ Thomas A. George
Thomas A. George Senior Vice President-Finance and Chief Financial Officer